IN BRIEF

Net asset value per share	US$	24.23	At December 31, 2004		US$	returns
Market price	US$	32.72		China Fund NAV	MSCI Golden Dragon*
Premium/(discount)		35.04%		%		%
Fund size	US$	244.3m	One month	2.4		3.1
			One year	6.4		14.3

Past performance is not a guide to future returns.
Source: State Street Corporation.
*Source for index data: MSCI.

MANAGER’S COMMENTARY

2004 in China was a year of three halves. At the start of the year, we saw some carry over of the exuberance seen in 2003, focused on China’s growth prospects. From March, when the government started to crackdown on over-investment in certain sectors, investors started to worry about rising interest rates and a ‘hard landing’ for China. In the third half they realised that, perhaps, rates were not going to go up by so much, and sentiment started to recover. The November CPI increase of just 2.8%, down from 4.3% in October, lay to rest expectations for aggressive interest rate rises. Of the various Chinese markets, the Hang Seng was the best performer (+13.0%) helped by a strong reflation rally in Hong Kong property and banks during the summer. The ‘H’ share index fell by 5.7% as investors started to anticipate the end of the current commodity cycle. Taiwan managed to rally at the year-end to close flat. A good showing by the KMT in Taiwan’s Legislative Yuan election started to put right some of the damage done by Chen Shui-bian’s controversial presidential victory in May.

Among all this turmoil, we managed to eek out a modest annual gain of 6.4%. Our bias to entrepreneurial growth stocks in China meant that we did not benefit from the rally in Hong Kong property, and our puritan streak meant that we missed out on the craze in Macau gambling stocks. As Mark Twain so rightly said, “The art of prophecy is very difficult, especially with regard to the future.” Bearing this in mind, we still believe the outlook for 2005 to be good. We expect China’s economy to continue to grow at a fair pace, although perhaps slightly slower than in the past two years. As inflation remains restrained, only a small increase in interest rates should be required. The fund’s bias to domestic consumption stocks means that it should benefit from currency appreciation. Recent statistical releases are starting to support our overweight position in ‘rural’ stocks; in the first nine months of 2004, rural consumption growth (+16% year-on-year, up from 6% in 2003) outpaced that in the cities (+11.6%, up from 11% in 2003). After margin pressure in 2004, the portfolio’s manufacturers now seem more comfortable about passing on some of their higher raw material costs, and should benefit as we see easing in the price of some commodities.

The main risk to this rosy scenario is equity supply - the Chinese government has an enormous amount of shares it will sell to investors at any given opportunity. After the large number of IPOs and placements in December, we should at least have temporary relief, for technical reasons, until after Chinese New Year. A slow-down in the US economy (because of rising rates) or the European economy (rising currency) would, of course, affect the Chinese export sector, so we are underweight here. There are some predictable crises. There will be chaos in the textile industry in January/February with the removal of import quotas. Following recent deregulation, there will be rapid expansion of the retail sector (good for the consumer and renters of retail space, not so good for existing retailers). And there will be, of course, the sprinkling of random scandals which are usual in fast developing economies transforming from one form of ownership to another. We will, of course, work our hardest to avoid these, this being, as Mark Twain probably said, more than half the battle.

INVESTMENT STRATEGY

Your fund is currently 105.6% invested with holdings in 58 stocks, of which four are unlisted.

During December we concentrated on realising cash for the annual dividend payment by taking profits from China Power International, ZTE and Air China. We also reduced our holding in Shanda as the share price has doubled but we still like it as the outlook for its online games still looks good. We realised some losses on the disappointing keyboard maker Chicony. The only addition is Asia Aluminium due to its margin recovering.

DIRECT INVESTMENT MANAGER’S COMMENTARY

The tightened cycle continues in China and is expected to take some time to complete, but it should provide a more stable basis for rapid growth in the future. The tightened credit environment is creating an attractive opportunity to make new high quality direct investments for the fund.

While we continue to expand the deal pipeline to capitalize on the opportunities presented by the tightened liquidity situation, we continue to focus on those that could be beneficiaries of a more sustainable economy in the long run.

KOH Kuek Chiang, Asian Direct Capital Management

FUND DETAILS

Market cap	US$ 331.4m
Shares outstanding	10,081,913
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.

ASSET ALLOCATION

• Hong Kong	61.4%
• Taiwan	35.7%
• B Shares	2.9%
• New York	0.3%
• Direct	5.3%
Other assets & liabilities	-5.6%

Source: State Street Corporation.

SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	25.7%	12.7%
Consumer discretionary	16.7%	6.6%
Information technology	12.6%	20.8%
Materials	10.5%	7.5%
Utilities	10.4%	7.6%
Consumer staples	9.5%	0.6%
Financials	8.9%	31.3%
Healthcare	4.8%	0.1%
Telecommunications	4.6%	7.6%
Energy	1.9%	5.2%
Other assets & liabilities	-5.6%	—
Total	100.0%	100.0%

Source: State Street Corporation.

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	2.4	12.0
Year to date	6.4	-7.7
3 years (annualized)	25.1	47.6

Past performance is not a guide to future returns.
Source: State Street Corporation

DIRECT INVESTMENTS (5.3%)

Tomoike Industrial (HK) Ltd	Industrials	2.6%
Global e Business	Information technology	1.3%
Captive Finance	Financials	1.2%
teco Optronics	Information technology	0.2%

15 LARGEST LISTED INVESTMENTS (50.2%)

Chaoda Modern Agriculture	Consumer staples	6.5%
Anhui Expressway	Utilities	3.8%
BYD	Industrials	3.5%
TCL International	Consumer discretionary	3.4%
Shenzhen Expressway	Utilities	3.3%
Xinao Gas	Utilities	3.3%
Comba Telecom Systems	Telecommunications	3.3%
Cathay Financial	Financials	3.2%
Synnex Technologies	Consumer discretionary	3.1%
Merry Electronics	Consumer discretionary	2.9%
China International Marine	Industrials	2.9%
Weichai Power	Consumer discretionary	2.9%
Golden Meditech	Healthcare	2.9%
Taiwan Green Point	Information technology	2.8%
TPV Technology	Industrials	2.4%

Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	2.4	6.1	6.4	6.4	25.1	16.0	8.3
MSCI Golden Dragon	3.1	10.9	14.3	14.3	10.9	-3.1	n/a
Hang Seng Chinese Enterprise	-4.5	2.3	-5.7	-5.7	39.4	19.2	n/a

Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of December 31, 2004.

THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as of December 31, 2004.

DIVIDEND HISTORY CHART

Total	0.91	0.61	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.57
Income	0.09	0.01	0.09	0.08	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20
Long term capital	0.04	0.24	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27
Short term capital	0.79	0.36	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.10

Past performance is not a guide to future returns.
Source: State Street Corporation.

THE PORTFOLIO - IN FULL	AT DECEMBER 31, 2004

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio

Hong Kong					61.4%
Chaoda Modern Agriculture	682 HK	HK$2.9	43,089,900	15,938,074	6.5%
Anhui Expressway	995 HK	HK$4.0	17,778,000	9,206,007	3.8%
BYD	1211 HK	HK$20.6	3,225,000	8,526,367	3.5%
TCL International	1070 HK	HK$2.0	32,318,000	8,315,665	3.4%
Shenzhen Expressway	548 HK	HK$3.0	21,494,000	8,157,588	3.3%
Xinao Gas	2688 HK	HK$4.5	13,976,000	8,091,293	3.3%
Comba Telecom Systems	2342 HK	HK$3.5	18,018,000	7,997,388	3.3%
Weichai Power	2338 HK	HK$21.6	2,536,000	7,047,345	2.9%
Golden Meditech	8180 HK	HK$2.0	27,900,000	7,035,303	2.9%
TPV Technology	903 HK	HK$4.7	9,968,000	5,963,256	2.4%
Li Ning	2331 HK	HK3.9	11,400,000	5,719,947	2.3%
Fujian Zijin Mining	2899 HK	HK$3.5	12,400,000	5,623,456	2.3%
Solomon Systech	2878 HK	HK$1.9	20,698,000	5,139,350	2.1%
Yanzhou Coal Mining	1171 HK	HK$11.1	3,146,000	4,492,667	1.9%
Fountain Set	420 HK	HK$5.1	6,714,000	4,362,096	1.8%
China Fire Safety	8201 HK	HK$0.6	50,380,000	3,888,946	1.6%
Sinotrans	598 HK	HK$2.3	12,835,000	3,756,642	1.5%
China Shipping Container Lines	2866 HK	HK$3.1	9,221,000	3,707,239	1.5%
China Netcom	906 HK	HK$10.6	2,334,000	3,167,932	1.3%
Weiqiao Textile	2698 HK	HK$12.3	1,854,500	2,922,708	1.2%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,530,362	1.0%
Ocean Grand Chemicals	2882 HK	HK$1.1	17,379,000	2,437,103	1.0%
Asia Aluminium	930 HK	HK$0.8	23,250,000	2,392,960	1.0%
Beiren Printing Machinery	187 HK	HK$2.4	7,000,000	2,138,869	0.9%
China Rare Earth	769 HK	HK$1.0	15,254,000	2,001,734	0.8%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.4	37,500,000	1,712,703	0.7%
Sino Golf	361 HK	HK$1.1	11,835,000	1,705,331	0.7%
Asia Zirconium	395 HK	HK$1.0	13,196,000	1,680,738	0.7%
Singamas Container	716 HK	HK$4.3	3,000,000	1,645,160	0.7%
Hengan International	1044 HK	HK$5.1	2,000,000	1,312,268	0.5%
China Shineway Pharmaceutical	2877 HK	HK$4.3	1,594,000	886,946	0.4%
Arcontech	8097 HK	HK$0.2	18,386,000	409,219	0.2%

Taiwan					35.7%
Cathay Financial	2882 TT	NT$65.0	3,862,000	7,896,508	3.2%
Synnex Technologies	2347 TT	NT$46.9	5,165,604	7,620,850	3.1%
Merry Electronics	2439 TT	NT$76.0	3,012,016	7,200,793	2.9%
Taiwan Green Point	3007 TT	NT$99.0	2,155,749	6,713,405	2.8%
Fubon Financial	2881 TT	NT$32.5	5,453,952	5,575,761	2.3%
EVA Airways	2618 TT	NT$15.6	11,300,000	5,545,140	2.3%
China Metal Products	1532 TT	NT$38.8	4,378,714	5,344,262	2.2%
Polaris Securities	2854 TT	NT$17.8	9,407,587	5,267,539	2.2%
Cheng Shin Rubber	2105 TT	NT$40.5	3,805,974	4,848,756	2.0%
Radiant Opto-Electronics	6176 TT	NT$80.0	1,890,000	4,756,213	2.0%
Tripod Technology	3044 TT	NT$45.7	2,778,413	3,994,132	1.6%
Asia Optical	3019 TT	NT$177.0	686,937	3,824,720	1.6%
ET Internet Technology	2614 TT	NT$16.6	7,136,000	3,726,253	1.5%
Chicony Electronics	2385 TT	NT$32.3	2,704,152	2,747,534	1.1%
Data Systems Consulting	2447 TT	NT$20.0	4,237,987	2,666,239	1.1%
Taiwan FamilyMart	5903 TT	NT$54.0	1,567,231	2,662,173	1.1%
Soft-World International	5478 TT	NT$60.5	933,457	1,776,475	0.7%
Far Eastern Department Stores	2903 TT	NTS18.2	3,000,000	1,717,522	0.7%
Yieh United Steel	9957 TT	NT$15.2	3,500,000	1,651,463	0.7%
Wintek	2384 TT	NT$34.8	1,421,104	1,555,660	0.6%

B shares					2.9%
China International Marine	200039 CH	HK$14.3	3,908,395	7,190,465	2.9%

New York					0.3%
Chindex International	CHDX US	US$10.4	69,987	729,265	0.3%

Direct					5.3%
Tomoike Industrial			825,000	6,353,226	2.6%
Global e Business			40,000	3,044,647	1.3%
Captive Finance			2,000,000	3,045,000	1.2%
teco Optronics			1,861,710	591,969	0.2%

Other assets & liabilities					-5.6%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed-ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.